CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220973 on Form S-8 and Registration Statement No. 333-228103 on Form S-3 of our report dated March 7, 2019 relating to the financial statements of OrthoPediatrics Corp. appearing in this Annual Report on Form 10-K of OrthoPediatrics Corp. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana
March 7, 2019